Exhibit 10.7.2

AMENDMENT TO EMPLOYMENT AGREEMENT
FOR T. JOE DANELSON

         This Amendment dated effective December 16, 2008 (this “Amendment”) amends the Employment Agreement by and among PremierWest Bancorp, PremierWest Bank, and T. Joe Danelson dated as of April 21, 2008 (the “Employment Agreement”).

             NOW, therefore, Executive and PremierWest agree as follows:

             1.           Section 5.8 of the Employment Agreement is amended to add the following provision:

             “In addition, PremierWest shall reimburse Executive for up to an additional $75,000 of costs related to the sale of Executive’s home in Salem, Oregon (“Additional Sale Expenses”), provided, however, that Executive shall immediately reimburse PremierWest for all amounts paid as
              Additional Sale Expenses in the event that, within 24 months following payment of any
              Additional Sale Expenses by PremierWest, Executive is terminated for Cause or Executive terminates his employment other than for Good Reason.”

              2.         Terms not otherwise defined in this Amendment shall have the meanings set forth in the
Employment Agreement.

              3.         Except as specifically set forth herein, the Employment Agreement as previously executed shall continue in full force and effect as written.

              IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PREMIERWEST BANCORP	EXECUTIVE

By:__________________________________	_______________________________
____________________________	T. Joe Danelson

PREMIERWEST BANK

By:______________________________
____________________________